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                                                                   EXHIBIT 23.1




                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278

                          CONSENT OF BARRY L. FRIEDMAN
                          ----------------------------
                            Certified Public Account

I consent to the use of my report dated January 4, 1999, on the Financial Statements dated December 31, 1998, of N.E.C. Properties, Inc., included herein and to the reference made by me.


/s/  BARRY L. FRIEDMAN
-----------------------
Barry L. Friedman, CPA
Las Vegas, Nevada
January 4, 1999